UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 29, 2025 (January 28, 2025)

Victoria's Secret & Co.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-40515			86-3167653
(Commission File Number)			(IRS Employer Identification No.)

4 Limited Parkway East
Reynoldsburg,	OH		43068
(Address of Principal Executive Offices)			(Zip Code)
(614) 577-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VSCO	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2025, the Board of Directors (the “Board”) of Victoria’s Secret & Co. (the “Company”) appointed Scott Sekella as Chief Financial Officer (“CFO”) of the Company, effective as of January 29, 2025.
In connection with the appointment of Mr. Sekella, Timothy Johnson announced his planned retirement and, effective as of January 28, 2025, stepped down from his role as Chief Financial and Administrative Officer of the Company. Mr. Johnson will remain employed by the Company in a non-executive officer capacity. The Company and the Board thank Mr. Johnson for his many contributions to the Company.
Mr. Sekella, age 48, previously served as CFO of JOANN Inc. from September 2022 to July 2024 and Vice President of Corporate Financial Planning and Analysis of Under Armour, Inc. from December 2019 to September 2022.
In connection with his employment with the Company, Mr. Sekella will be paid (i) an annual base salary of $750,000, (ii) a target annual incentive compensation bonus equal to 100% of his base salary, and (iii) a one-time cash bonus of $200,000, subject to repayment if Mr. Sekella is terminated by the Company for cause or voluntarily leaves the Company within two years of his start date. Subject to his continued employment on the grant date, Mr. Sekella will be awarded an annual equity award in March 2026 having an aggregate grant date value of $1,500,000, in the form of restricted stock units having a grant date value of $750,000 that will vest 30% on the first anniversary of the grant date, 30% on the second anniversary of the grant date, and 40% on the third anniversary of the grant date and performance stock units having a grant date value of $750,000 that will vest in March 2029. The foregoing equity award will be granted pursuant to the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan, as amended (the “Stock Plan”), and subject to such terms and conditions as may be set forth in the applicable award agreement and the Stock Plan. Mr. Sekella will also be eligible to participate in the Company’s standard employee benefits plans and programs available to the Company’s executives.
In addition, in connection with the commencement of his employment with the Company and subject to his continued employment on the grant date, Mr. Sekella will be awarded a one-time equity award having an aggregate grant date value of $1,500,000, in the form of restricted stock units to be granted in February 2025 having a grant date value of $750,000 that will vest 30% on the first anniversary of the grant date, 30% on the second anniversary of the grant date, and 40% on the third anniversary of the grant date and performance stock units to be granted in March 2025 having a grant date value of $750,000 that will vest in March 2028. The foregoing equity awards will be granted pursuant to the Stock Plan and subject in each case to such terms and conditions as may be set forth in the applicable award agreement and the Stock Plan.
In connection with Mr. Sekella’s appointment as CFO, the Company entered into an Executive Severance Agreement with Mr. Sekella, dated as of January 29, 2025 (the “Severance Agreement”), that provides for certain severance benefits in the event that Mr. Sekella’s employment is terminated by the Company other than for cause, disability or death, or if Mr. Sekella resigns for good reason (as such terms are defined in the Severance Agreement).
The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the Severance Agreement. A copy of the Severance Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.
Mr. Sekella will also enter into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2024.
There are no arrangements or understandings between Mr. Sekella and any other persons pursuant to which Mr. Sekella was selected as CFO of the Company. There are no family relationships between Mr. Sekella and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
The information contained in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 29, 2025, the Company issued a press release updating its fourth quarter 2024 financial guidance. A copy of the press release announcing the Company’s updated financial guidance and the CFO succession is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
Exhibit 10.1    Executive Severance Agreement by and between VS Service Company, LLC and Scott Sekella, dated as of January 29, 2025.
Exhibit 99.1    Press Release of Victoria’s Secret & Co., dated January 29, 2025.
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORIA'S SECRET & CO.

Date:	January 29, 2025	By:	/s/ Melinda McAfee
Melinda McAfee
Chief Human Resources Officer and Chief Legal Officer